   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1998.


                                                      REGISTRATION NO. 333-62861
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                    ASSOCIATES CORPORATION OF NORTH AMERICA
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729
                                  972-652-4000
                  (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                   74-1494554
                      (I.R.S. Employer Identification No.)

                          CHESTER D. LONGENECKER, ESQ.
                            EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL
                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729
                                  972-652-4000
                      (Name, address, including zip code,
                      and telephone number, including area
                          code, of agent for service)

                             ---------------------

                                   Copies to:

                              DAVID P. BICKS, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 WEST 55TH STREET
                            NEW YORK, NEW YORK 10019
                             TIMOTHY M. HAYES, ESQ.
                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729

                             ---------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                             ---------------------

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST
REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX.   [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                        PROPOSED           PROPOSED
        TITLE OF EACH                 AMOUNT            MAXIMUM            MAXIMUM             AMOUNT OF
     CLASS OF SECURITIES              TO BE          OFFERING PRICE       AGGREGATE          REGISTRATION
      TO BE REGISTERED              REGISTERED          PER UNIT        OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants
  to purchase Debt
  Securities.................   $12,500,000,000(1)        100%        $12,500,000,000(2)      $3,687,500
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants aggregating $12,500,000,000.
(2) Estimated solely for the purpose of computing registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the registrant.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing Fee -- Securities and Exchange Commission............  $3,687,500
Accounting Fees.............................................      72,000
Legal Fees..................................................        None
Printing and Engraving......................................   1,100,000*
Trustees' and Warrant Agent's Charges.......................      90,000*
Rating Agency Fees..........................................   1,800,000
Blue Sky Fees and Expenses..................................      90,000
Miscellaneous...............................................     660,500
                                                              ----------
          Total.............................................  $7,500,000
                                                              ==========

---------------

* Estimated subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify, pursuant to and under the provisions of Article "TWELFTH" of its Restated Certificate of Incorporation (hereinafter called the "Article"), present or former directors, officers of the Company, agents of the Company, and persons who, at the request of the Company, serve as such for other corporations or business entities. This indemnification applies to claims, actions, suits and proceedings, whether civil, criminal, administrative or investigative, brought by reason of the position of such person with the Company or such other corporation or business entity or as a result of action taken (or not taken) by such person in the course and scope of his employment.

     Indemnification may include the reasonable expenses of the person to be indemnified and, in the case of a third party action, judgments, fines and settlement payments. The Company is authorized to advance expenses against an undertaking by the director, officer, employee or agent to repay the same unless he is ultimately entitled to and is granted indemnification under the Article. The right of indemnification under the Article is not exclusive of any other rights to which directors, officers, employees or agents would otherwise be entitled by contract or otherwise. The Company does not know of any past, pending or threatened litigation which might result in claims for indemnification under the Article.

     Under Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify the same persons, and under the same circumstances, covered by the existing Article against expenses actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they are made parties by reason of being or having been an officer, director, employee or agent. This power is supplemental to the provisions of the existing Article and in the opinion of counsel for the Company is included within the scope of the present Article.

     The directors and officers of the Company are covered by directors' and officers' insurance policies relating to First Capital and its subsidiaries.

ITEM 16. EXHIBITS

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
       *1(a)             -- Form of Underwriting Agreement for dollar denominated
                            Securities to be distributed in the United States. Any
                            Underwriting Agreement relating to Securities to be
                            distributed outside the United States or for Securities
                            denominated in foreign currencies or foreign currency
                            units and any selling agency or distribution agreement
                            with any agent will be filed as an exhibit to a Current
                            Report on Form 8-K and incorporated herein by reference.
      **4(a)             -- Associates Corporation of North America Standard
                            Multiple-Series Indenture Provisions dated October 15,
                            1992.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
     ***4(a)(i)          -- Form of Indenture for Senior Securities dated as of
                            November 1, 1995 between the Company and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
     ***4(a)(ii)         -- Form of Indenture for Subordinated Securities dated as of
                            November 1, 1995 between the Company and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            Subordinated Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
    ****4(b)(i)          -- Form of Indenture for Senior Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
   *****4(b)(ii)         -- Form of Indenture for Subordinated Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of such
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
  ******4(c)             -- Form of Warrant Agreement to be entered into between the
                            Company and the Warrant Agent (including form of Warrant
                            Certificate).
      ++5                -- Opinion and consent of Timothy M. Hayes.
       12                -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the six-month period ended June 30, 1998 is incorporated
                            by reference to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1998.
     ++23                -- Consent of PricewaterhouseCoopers LLP. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5 above.
     ++24                -- Powers of Attorney.
      +25(a)(i)          -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which Senior Securities may be issued.
      +25(a)(ii)         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which Subordinated Securities may be
                            issued.


---------------

*       Incorporated by reference to a Current Report on Form 8-K filed May 22,
        1998.
**      Incorporated by reference to the Company's Registration Statement No.
        33-53814.
*** Incorporated by reference to the Company's Registration Statement No. 33-63577.
****   Incorporated by reference to exhibit 4(a)(i), except for name of Trustee.
*****  Incorporated by reference to exhibit 4(a)(ii), except for name of
       Trustee.
****** Incorporated by reference to the Company's Registration Statement No.
       33-1941.
+       Filed herewith.

++      Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 4th day of September, 1998.


                                            ASSOCIATES CORPORATION OF
                                              NORTH AMERICA

                                            By      /s/ JOHN F. STILLO
                                             -----------------------------------
                                                Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to this registration statement has been signed below by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                                             TITLE
                      ---------                                                             -----

                  KEITH W. HUGHES*                       Chairman of the Board,
-----------------------------------------------------      Chief Executive Officer
                  (Keith W. Hughes)                        and Director

                   ROY A. GUTHRIE*                       Senior Executive Vice
-----------------------------------------------------      President, Chief
                  (Roy A. Guthrie)                         Financial Officer and
                                                           Director                   September 4, 1998

                 HAROLD D. MARSHALL*                     President, Chief
-----------------------------------------------------      Operating Officer and
                (Harold D. Marshall)                       Director

                 /s/ JOHN F. STILLO                      Senior Vice President,
-----------------------------------------------------      Comptroller and
                  (John F. Stillo)                         Principal Accounting
                                                           Officer



---------------

* By signing his name hereto, John F. Stillo signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                            By      /s/ JOHN F. STILLO
                                             -----------------------------------
                                                      Attorney-in-fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------

       *1(a)             -- Form of Underwriting Agreement for dollar denominated
                            Securities to be distributed in the United States. Any
                            Underwriting Agreement relating to Securities to be
                            distributed outside the United States or for Securities
                            denominated in foreign currencies or foreign currency
                            units and any selling agency or distribution agreement
                            with any agent will be filed as an exhibit to a Current
                            Report on Form 8-K and incorporated herein by reference.
      **4(a)             -- Associates Corporation of North America Standard
                            Multiple-Series Indenture Provisions dated October 15,
                            1992.
     ***4(a)(i)          -- Form of Indenture for Senior Securities dated as of
                            November 1, 1995 between the Company and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
     ***4(a)(ii)         -- Form of Indenture for Subordinated Securities dated as of
                            November 1, 1995 between the Company and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            Subordinated Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
    ****4(b)(i)          -- Form of Indenture for Senior Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
   *****4(b)(ii)         -- Form of Indenture for Subordinated Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of such
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
  ******4(c)             -- Form of Warrant Agreement to be entered into between the
                            Company and the Warrant Agent (including form of Warrant
                            Certificate).
      ++5                -- Opinion and consent of Timothy M. Hayes.
       12                -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the six-month period ended June 30, 1998 is incorporated
                            by reference to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1998.
     ++23                -- Consent of PricewaterhouseCoopers LLP. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5 above.
     ++24                -- Powers of Attorney.
      +25(a)(i)          -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which Senior Securities may be issued.
      +25(a)(ii)         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which Subordinated Securities may be
                            issued.


---------------

*       Incorporated by reference to a Current Report on Form 8-K filed May 22,
        1998.
**      Incorporated by reference to the Company's Registration Statement No.
        33-53814.
*** Incorporated by reference to the Company's Registration Statement No. 33-63577.
****   Incorporated by reference to exhibit 4(a)(i), except for name of Trustee.
*****  Incorporated by reference to exhibit 4(a)(ii), except for name of
       Trustee.
****** Incorporated by reference to the Company's Registration Statement No.
       33-1941.
+       Filed herewith.

++      Previously filed.